UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 21, 2003

RESTORAGEN, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-30493	47-0727668
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5701 South 34th Street, Suite 203 Lincoln, Nebraska		68516
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  402-434-0780

Items 1, 2, 4, 5, 6, 8, and 9 are not included.

Item 3.    Bankruptcy or Receivership.

On December 17, 2002, Restoragen, Inc. (the “Company”) filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Nebraska (Case No. 02-83998).  The Company is operating its business as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

Disclosure Statement and Plan of Reorganization

On March 7, 2003, the Company filed with the Bankruptcy Court the proposed Disclosure Statement (the “Disclosure Statement”) and proposed Plan of Reorganization with exhibits (the “Plan”).  The Disclosure Statement and the Plan were mailed to all creditors, all equity security holders, all parties-in-interest and all parties who had requested notice.  The period of time fixed for filing objections to the Disclosure Statement has passed and no objections were filed.  The Company has revised the Disclosure Statement to address comments from the United States Securities and Exchange Commission (“SEC”).  The Company will now proceed to file an Amended Disclosure Statement.  The Debtor expects the Bankruptcy Court will approve the Amended Disclosure Statement and Plan of Reorganization for balloting.  The Company will then mail the Amended Disclosure Statement and Plan of Reorganization to all creditors, all equity security holders, all parties-in-interest and all parties who had requested notice.  The Company expects that the hearing to consider confirmation of the Plan will be held around the week of April 21, 2003.

The Plan provides that, after payment of administrative claims and priority tax claims, the Company’s secured note holders (who are owed approximately $19.5 million) will receive the remaining net proceeds from the Company’s sale of assets to Amylin Pharmaceuticals, Inc. and 100% of the Replacement Common Stock, and the holders of unsecured claims (approximately $2.8 million) will share pro rata in an unsecured set aside fund of not less than $450,000, paying them between 10% and 15% of their allowed claims.  The holders of the Company’s outstanding Common Stock and Preferred Stock, and all accumulated dividends and warrants, options and related rights to purchase stock will be extinguished, and the equity holders will receive no distribution under the Plan.  From the date of the filing of the Plan and to the confirmation of the Plan, the Unsecured Creditors Committee will have the sole and exclusive authority to file objections, settle or compromise all objections to the claims.

Monthly Operating Report

On March 21, 2003, the Company filed with the Bankruptcy Court its Monthly Operating Reports for the month of February 2003, copies of which are attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Monthly Operating Reports contain financial statements and other financial information that have not been audited or reviewed by independent accountants and may be subject to future reconciliation and adjustments.  The Monthly Operating Reports are in a format prescribed by applicable bankruptcy laws.  There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Reports are complete.  The Monthly Operating Reports also contain information for periods different from those required in the Company’s reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act.  Results set forth in any Monthly Operating Report should not be viewed as indicative of future results.

GRF Transaction

Effective March 24, 2003, the Company entered into an Asset Purchase and License Agreement with Coolidge & Company, Inc., an entity owned by Thomas R. Coolidge, the Company’s former Chairman and Chief Executive Officer (the “Purchase Agreement”).  Under the Purchase Agreement, the Company has agreed to sell certain patents and related assets comprising the Company’s GRF development program to Coolidge & Company, or an affiliated entity called GHRCO, Inc. (“GHRCO”).  The Company agreed to sell the intellectual property portfolio pertaining to medical applications of GRF, as well as the development, clinical, production, quality and regulatory information and records, drug and clinical study inventory, production plasmids and other materials related to the GRF program to the extent in the possession or control of Restoragen.

Under the Purchase Agreement, Restoragen will grant GHRCO an exclusive license to certain of the Company’s manufacturing patents for the recombinant production of GRF.  In addition, the Company will assign (to the extent still owned by Restoragen) certain residual assets relating to frog-derived peptides and biological testing for heavy metals, and grant an exclusive license (to the extent not previously licensed to a third party) to GHRCO for certain patents covering chorella virus promoters and a GRF-related bioassay.

In exchange for the assets and the licenses, GHRCO will pay the Company $50,000 in cash at the closing and will pay a royalty of 1.5% of net sales of GRF products worldwide covered by the GRF Portfolio.  Anytime within four years after the Closing date, GHRCO will be entitled to “buy out” the royalty obligation for $1 million, or for $3 million thereafter.  In addition, GHRCO will make development milestone payments of $500,000 upon the filing of U.S. New Drug application with the FDA and $1 million one year after approval of a New Drug Application for a GRF medical use.

The GRF transaction is further described in the Plan.  The closing of the GRF transaction is subject to the Bankruptcy Court’s approval of the Company’s Confirmation Order for the Plan.

SEC Reporting

The Company has implemented a modified reporting program of reporting on Form 8-K the monthly operating financial reports and other material events as they have occurred throughout the bankruptcy process, rather than filing an Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company believes that it meets the conditions for modified reporting as set forth in Securities Exchange Act Release No. 9660 (June 30, 1972).  The Company submitted a formal no action request consistent with Staff Legal Bulletin No. 2 (April 15, 1997) to the SEC dated January 13, 2003, but has not yet received an affirmative or negative response.  The Company intends to continue using the modified reporting program through Bankruptcy Court confirmation of the Plan.  If the Plan is confirmed as proposed, the Company will immediately terminate its SEC registration following Plan confirmation and the Company will cease to be a reporting company under the Securities Exchange Act of 1934.

Item 7.    Financial Statements and Exhibits.

(a)           Financial Statements:  Not Applicable.

(b)          Pro Forma Financial Information:  Not Applicable.

(c)                Exhibits:

99.1         February 2003 Monthly Operating Reports of Restoragen, Inc., filed on March 21, 2003 with the Bankruptcy Court.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RESTORAGEN, INC.

By	/s/ David S. Walker
David S. Walker Senior Vice President and Chief Financial Officer

Dated:  March 31, 2003